EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Intercontinental Exchange, Inc. 2017 Omnibus Employee Incentive Plan of our reports dated February 7, 2017, with respect to the consolidated financial statements of Intercontinental Exchange, Inc. and the effectiveness of internal control over financial reporting of Intercontinental Exchange, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Atlanta, Georgia

May 22, 2017